                                       Exhibit 10(b)(viii) to the Annual Report
                                       on Form 10-K of W.W. Grainger, Inc.
                                       for the year ended December 31, 2001

                              W. W. Grainger, Inc.
                        SUPPLEMENTAL PROFIT SHARING PLAN
               (As Amended and Restated Effective January 1, 1992)
     (Conformed Copy as of December 12, 2001, Including First through Sixth
         Amendments)

                     ARTICLE ONE. PURPOSE AND EFFECTIVE DATE

       1.1 Purpose of Plan. The purpose of this W.W. Grainger, Inc. Supplemental
Profit Sharing Plan is to provide key executives with profit sharing and retirement benefits commensurate with their current compensation unaffected by limitations imposed by the Internal Revenue Code on qualified retirement plans.
The Plan is intended to constitute an excess benefit plan, as defined in Section
3(36) of ERISA, and a "top hat" plan, as defined in Section 201(2) of ERISA.

       1.2 Effective Date. This Plan was originally established effective as of
January 1, 1983. It was subsequently amended and restated by action of the Board of Directors on April 29, 1992. The effective date of the Plan as amended and restated herein is January 1, 1992.

                            ARTICLE TWO. DEFINITIONS

       2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below and, when intended, such terms shall be capitalized.

              (a) "Retirement" shall have the same meaning as defined in Section
              1.36 of the Profit Sharing Plan.

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              (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

              (c) "Committee" shall mean the Profit Sharing Trust Committee.

              (d) "Company" shall mean W.W. Grainger, Inc., a corporation organized under the laws of the State of Illinois, and
              subsidiaries thereof.

              (e) "Disability" shall have the same meaning as defined in Section
              1.14 of the Profit Sharing Plan.

              (f) "Employee" shall mean any person who is employed by the
              Company.

              (g) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

              (h) "Participant" shall mean any Employee selected by the
              Committee to participate in this Plan pursuant to Article Four.

              (i) "Plan" shall mean this W.W. Granger, Inc. Supplemental Profit
              Sharing Plan.

              (j) "Profit Sharing Plan" shall mean the W.W. Grainger, Inc.
              Employees Profit Sharing Plan as amended form time to time.

       2.2 Gender and Number. Except when otherwise indicated by the context, any masculine term used in this plan also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

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                          ARTICLE THREE. ADMINISTRATION

       3.1 Administration by Committee. The Plan shall be administered by the
Committee, which is appointed by the Board of Directors of the Company to administer this Plan and the Profit Sharing Plan.

       3.2 Authority of Committee. The Committee shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, to designate Participants, and to make all determinations that it deems necessary or advisable for the administration of the Plan.

                            ARTICLE FOUR. ELIGIBILITY

       4.1 Participants. The Committee shall select the Employee or Employees who shall participate in this Plan, subject to the limitations set forth in
Section 4.2. Once an Employee is designated a Participant, he shall remain a
Participant for the purposes specified in Section 5.1 and/or Section 5.2 until the earlier of his death, retirement, disability, or termination of employment.

       4.2 Limitations on Eligibility. The Committee may select as Participants in this Plan only those Employees who are "Eligible Employees" in the Profit
Sharing Plan (as defined therein) and whose share of contribution are forfeitures under the Profit Sharing Plan are limited by:

              (a) Section 415 of the Code; or

              (b) Any other provision of the Code or ERISA, provided that the
              Employee is among "a select group of management or highly
              compensated Employees" of the Company, within the meaning of
              Sections 201, 301, and 401 of ERISA, such that the Plan with respect to benefits attributable to this subsection (b) qualifies for a "top hat" exemption from most of the substantive
              requirements of Title I of ERISA.

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                       ARTICLE FIVE. BENEFITS AND ACCOUNTS

       5.1 Accounts. An account shall be established for each Participant. Each year there shall be credited to each Participant's account the difference between (a) the aggregate amount of Company contributions and forfeitures which would have been allocated to the account of the Participant in the Profit
Sharing Plan without regard to the contribution limitations described in Section
4.2 hereof; and (b) the amount of Company contribution and forfeitures actually allocated to the account of the Participant in the Profit Sharing Plan.

       5.2 Earnings Factor. In addition to the credit under Section 5.1, if any, an earnings factor shall be credited to each Participant's account at the end of each calendar quarter. Such earnings factor shall be equal to the rate of return that the Participant's account earned under the Profit Sharing Plan for that calendar quarter; provided that the rate of return for a Participant who no longer has a Profit Sharing Plan account shall be based upon the Participant's
Profit Sharing Plan investment allocation immediately prior to final distribution of his Profit Sharing Plan account. Notwithstanding the foregoing, a Participant may elect to receive after termination of employment an earnings factor equal to the rate of return in any one of the investment funds (exclusive of the Grainger Stock Fund) available under the Profit Sharing Plan. Such election shall be made on a form approved by the Committee, shall not be given effect unless it is submitted to the Committee or its designee at least 12 months prior to the Participant's termination of employment, and shall remain in effect until the Participant's vested account balance under this Plan has been distributed.

       5.3 Distribution Upon Termination of Employment. In the event of a
Participant's termination of employment for any reason other than death, the
Participant's vested account balance under this Plan shall become payable to the
Participant in the form of five annual installments, provided that a vested account balance less than $100,000 shall be paid in a lump sum within ninety
(90) days after the end of the calendar quarter in which termination occurs.

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       Notwithstanding, a Participant whose vested account balance is $100,000 or greater may elect, on a form approved by the Committee, to receive distribution of his or her vested account balance in the form of a lump sum payment or in the form of annual installments paid over a period not to exceed the lesser of 15 years or the Participant's remaining life expectancy. Such election shall not be given effect unless it is submitted to the Committee or its designee at least 12 months prior to the Participant's termination of employment. Life expectancy shall be calculated as of the end of the calendar year during which the Participant's employment is terminated, and shall not thereafter be recalculated.

       The first annual installment, or a lump sum payment, if properly elected, shall be paid to the Participant within ninety (90) days after the end of the calendar quarter in which termination of employment occurs. The remaining installments shall be paid in the first calendar quarter of each subsequent year.

       The amount of each annual installment shall be equal to the quotient obtained by dividing the value of the Participant's vested account balance on the effective date of the related employment termination (and on the date of each subsequent installment, as appropriate) by the number of years remaining in the distribution period including that installment. The Participant's vested account balance shall continue to accrue earnings, as specified in Section 5.2, until the entire vested account balance has been paid.

       5.4 Death Benefit. In the event of a Participant's death, the
Participant's entire remaining account balance shall be paid in a lump sum, within ninety (90) days after the end of the calendar quarter in which such death occurs, to the Participant's beneficiary, as such beneficiary was designated by the Participant in accordance with the Company's beneficiary designation procedures.

       In the event a Participant dies without having designated a beneficiary, or with no surviving beneficiary, the Participant's account balance shall be paid in a lump sum to the Participant's estate within ninety (90) days after the end of the calendar quarter in which death occurs.

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       5.5 Alternative Payment Form. Notwithstanding the terms and conditions of
Section 5.3, a Participant may at any time on or after his termination of employment petition the Committee to request that payment of his remaining vested account balance be made in a lump sum due to circumstances of compelling personal hardship. The Committee, at its sole discretion, shall make a binding determination as to whether such alternative form of payment will be allowed.

                              ARTICLE SIX. VESTING

       Vesting. Subject to Section 8.1, each Participant shall become vested in his account balance under this Plan at the same rate and at the same time as he becomes vested in his account balance in the Profit Sharing Plan.

                    ARTICLE SEVEN. AMENDMENT AND TERMINATION

       7.1 Amendment. The Company shall have the power at any time and from time to time to amend this Plan by resolution of its Board of Directors, provided that no amendment shall be adopted the effect of which would be to deprive any
Participant of his vested interest in his account under this Plan.

       7.2 Termination. The Company reserves the right to terminate this Plan at any time by resolution of its Board of Directors. Subject to Section 8.1, upon termination of this Plan, each Participant shall become fully vested in his account balance and such account balance shall become payable at the same time and in the same manner as provided in Article Five.

       7.3 Former Employees. Notwithstanding any provision of the Plan to the contrary, in the event of any amendment of the Plan with respect to the payment of vested account balances or the termination of the Plan pursuant to this
Article, former employees for whom accounts are then maintained under the Plan will be treated no

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less favorably with respect to such amendment or termination than active employees for whom accounts are then maintained under the Plan.

                          ARTICLE EIGHT. MISCELLANEOUS

       8.1 Funding. This Plan shall be unfunded. No contributions shall be made to any separate funding vehicle. The Company may set up reserves on its books of account evidencing the liability under this Plan. To the extent that any person acquires an account balance hereunder or a right to receive payments from the
Company, such right shall be no greater than the right of a general unsecured creditor.

       8.2 Limitation of Rights. Nothing in the Plan shall be construed to:

              (a)    Give any Employee any right to participate in the Plan
                     except in accordance with the provisions of the Plan;

              (b)    Limit in any way the right of the Company to terminate an
                     Employee's employment; or

              (c)    Evidence any agreement or understanding, express or
                     implied, that the Company will employ an Employee in any
                     particular position or at any particular rate of
                     remuneration.

       8.3 Nonalienation. No benefits under this Plan shall be pledged, assigned, transferred, sold or in any manner whatsoever anticipated, charged, or encumbered by an Employee, former Employee, or their beneficiaries, or in any manner be liable for the debts, contracts, obligations, or engagements of any person having a possible interest in the Plan, voluntary or involuntary, or for any claims, legal or equitable, against any such person, including claims for alimony or the support of any spouse.

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       8.4 Controlling Law. This Plan shall be construed in accordance with the laws of the State of Illinois in every respect, including without limitation, validity, interpretation, and performance.

       8.5 Text Controls. Article headings are included in the Plan for convenience of reference only, and the Plan is to be construed without any reference to such headings. If there is any conflict between such headings and the text of the Plan, the text shall control.

       IN WITNESS WHEREOF, the Company has caused this Plan, as amended and restated herein, to be signed and attested by its duly qualified officers and caused its corporate seal to be hereunto affixed on this 29th day of April,
1992.

                                                          W.W. Grainger, Inc.

                                                          By:  /s/ D.W. Grainger
                                                               ----------------
                                                                   Chairman
Attest:

/s/ J.M. Baisley
----------------
Secretary

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